UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35113	20-8536244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The special meeting of stockholders of GNC Holdings, Inc. (the “Company”) was called to order on April 25, 2018 at 8:30 a.m. Eastern Time (the “Special Meeting”) for the stockholders to vote on the following proposal:

In accordance with Section 312.03 of the NYSE Listed Company Manual, the issuance by the Company to Harbin Pharmaceutical Group Holdings Co., Ltd. (the “Investor”) in a private placement of 299,950 shares of a newly created series of convertible preferred stock (the “Convertible Preferred Stock”) of the Company, which will include the right to (i) at the option of the Investor, convert such Convertible Preferred Stock into shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), and (ii) receive additional shares of Convertible Preferred Stock or an increase in the stated value of the Convertible Preferred Stock as a result of the payment of non-cash dividends (the “Proposal”).

The Proposal is described in detail in the Company’s definitive proxy statement, dated March 26, 2018, which was filed with the Securities and Exchange Commission on March 26, 2018, and first mailed to the Company’s stockholders on or about March 26, 2018.

While a substantial majority (over 92%) of the proxies received to date authorized a vote in favor of the Proposal, holders of only approximately 36% of the outstanding shares of Common Stock have submitted proxies to vote at the Special Meeting. Approval of the Proposal requires the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at the Special Meeting. However, the necessary quorum of a majority of the outstanding shares of Common Stock has not been established for the Special Meeting.

Ken Martindale, Chief Executive Officer and member of the board of directors of the Company, duly acting as chairman and presiding officer of the Special Meeting and in accordance with the Company’s bylaws, adjourned the Special Meeting in order to solicit additional proxies from the Company’s stockholders to obtain a quorum for the Special Meeting. The Special Meeting was adjourned until 10:00 a.m. Eastern Time on May 9, 2018. The Special Meeting will reconvene at such time at the Omni William Penn, 530 William Penn Place, Sternwheeler Room, Pittsburgh, Pennsylvania 15219.

Item 8.01 Other Events

On April 25, 2018, the Company issued a press release announcing the adjournment of the Special Meeting. A copy of the Company’s press release containing such announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information About the Equity Issuance and Where to Find It

In connection with the proposed equity issuance, on March 26, 2018, the Company filed with the Securities and Exchange Commission (the “SEC”) and sent to its stockholders a definitive proxy statement. INVESTORS OF GNC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE INVESTOR AND THE PROPOSED EQUITY ISSUANCE. Investors may obtain a free copy of these materials and other documents filed by GNC with the SEC at the SEC’s website at www.sec.gov, at GNC’s website at www.gnc.com or by sending a written request to GNC at GNC Holdings, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Secretary.

Participants in Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed equity issuance. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed equity issuance is set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed equity issuance are set forth in the definitive proxy statement filed on March 26, 2018 with the SEC in connection with the proposed equity issuance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 25, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: April 25, 2018	By:	/s/ Tricia K. Tolivar
	Name:	Tricia K. Tolivar
	Title:	Executive Vice President, Chief Financial Officer